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MORGAN STANLEY

                                             MORGAN STANLEY TRUST COMPANY
                                             ONE PIERREPONT PLAZA
                                             BROOKLYN, NEW YORK 11201
                                             (718) 754-2701


August 27, 1997

Brinson Relationship Funds
209 South LaSalle Street
Chicago, IL 60604

RE:  AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT EFFECTIVE
     MAY 9, 1997 - SCHEDULES B1 AND F

Dear Sirs:

    We refer to the Multiple Services Agreement effective May 9, 1997 (the "Multiple Services Agreement") between Morgan Stanley Trust Company (the "Custodian") and Brinson Relationship Funds (the "Client").

     The parties hereby agree as follows:

     1. Schedule B1 - List of Series of Brinson Relationship Funds - is replaced in its entirety with Schedule BI attached hereto.

     2. Schedule F - Fee Schedule for Brinson Relationship Funds - is replaced in its entirety with Schedule F attached hereto.

     The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

     Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Michael Reinbold, Morgan Stanley Trust Company, 1 Pierrepont Plaza, Brooklyn, NY 11201.

                                    Very truly yours,

                                    MORGAN STANLEY TRUST COMPANY

                                    By: /s/ Gracomo Federico
                                        ---------------------------
                                        Name:  Gracomo Federico
                                        Title:  Principal

Accepted and Agreed:

BRINSON RELATIONSHIP FUNDS

By:  /s/ E. Thomas McFarlan
     -------------------------
     Name:  E. Thomas McFarlan
     Title:  President
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                                  SCHEDULE B1

                  LIST OF SERIES OF BRINSON RELATIONSHIP FUNDS


     Brinson Global Securities Fund
     Brinson Short-Term Fund
     Brinson Post-Venture Fund
     Brinson High Yield Fund
     Brinson Emerging Markets Equity Fund
     Brinson Emerging Markets Debt Fund
     Brinson Bond Plus Fund
     Brinson U.S. Equity Fund
     Brinson U.S. Large Capitalization Equity Fund
     Brinson U.S. Intermediate Capitalization Equity Fund
     Brinson EXDEX(R) Fund
     Brinson Non-U.S. Equity Fund
     Brinson U.S. Bond Fund
     Brinson U.S. Short/Intermediate Fixed Income Fund
     Brinson Global Equity Fund

     This Schedule has been amended and agreed to by the undersigned as of this 24th day of August, 1997.

                              BRINSON RELATIONSHIP FUNDS

                              By:   /s/ E. Thomas McFarlan
                                    ----------------------

                              Title:  President



                              MORGAN STANLEY TRUST COMPANY

                              By:   /s/ Gracomo Federico
                                    --------------------

                              Title:  Principal